Exhibit 23.1



                              CONSENT OF INDEPENDENT AUDITORS



        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-__________, dated October 16, 1997) pertaining to the registration of 3,500,000 shares of the common stock of Fremont General Corporation reserved for issuance under the Fremont General Corporation and Affiliated Companies Investment Incentive Program of our reports (a) dated March 14, 1997, with respect to the consolidated financial statements and schedules of Fremont General Corporation included in its Annual Report (Form 10-K), and (b) dated July 25, 1997, with respect to the financial statements of the Fremont General Corporation and Affiliated Companies Investment Incentive Program included in its Annual Report (Form 11-K), both for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                            ERNST & YOUNG LLP



Los Angeles, California
October 16, 1997



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